SUTHERLAND
 ASBILL &                               1275 Pennsylvania Avenue, N.W.
BRENNAN LLP                             Washington, D.C. 20004-2415
Attorneys at Law                        Tel: (202) 383-0100
                                        Fax: (202) 637-3593
                                        www.sablaw.com



                                October 17, 2001

VIA EDGAR

Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA 19380-1478

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Amendment No. 1 to the Registration Statement on Form S-1 for Golden American Life Insurance Company (File No. 333-59408). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                Very Truly Yours,
                                SUTHERLAND ASBILL & BRENNAN LLP

                                By:  /s/Stephen E. Roth
                                     --------------------
                                     Stephen E. Roth